                                                                   Exhibit 4.2
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                                 TULARIK INC.

                             AMENDED AND RESTATED

                         REGISTRATION RIGHTS AGREEMENT

                                August 15, 1999

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

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
 1.   Definitions.............................................   1

 2.   Requested Registration..................................   2

 3.   Company Registration....................................   4

 4.   Registration on Form S-3................................   5

 5.   Expense of Registration.................................   6

 6.   Registration Procedures.................................   6

 7.   Indemnification.........................................   7

 8.   Information by Holder...................................   9

 9.   Sale Without Registration...............................   9

10.   Rule 144 Reporting......................................   9

11.   Transfer of Registration Rights.........................  10

12.   Market Stand-off Agreement..............................  10

13.   Modification Agreement..................................  10

14.   Waiver..................................................  10

15.   Miscellaneous...........................................  11

      15.1  Waivers and Amendments............................  11
      15.2  Governing Law.....................................  11
      15.3  Successors and Assigns............................  11
      15.4  Entire Agreement..................................  12
      15.5  Severability of this Agreement....................  12
      15.6  Title and Subtitles...............................  12
      15.7  Notice............................................  12
      15.8  Counterparts......................................  12
      15.9  Attorneys' Fees...................................  12


                                   EXHIBITS

      EXHIBIT A.  Schedule of Rights Holders
      EXHIBIT B.  Schedule of Warrantholders

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT


     This Amended and Restated Registration Rights Agreement (the "Agreement") is made effective as of August 15, 1999, by and among Tularik Inc., a Delaware corporation (the "Company"), those individuals and entities set forth on the Schedule of Rights Holders attached hereto as Exhibit A (collectively, the "Rights Holders") and the holders of warrants to purchase the Company's Series H Preferred Stock set forth on the Schedule of Warrantholders attached hereto as Exhibit B (collectively, the "Series H Warrantholders").

                                   Recitals

     Whereas, the Rights Holders desire to amend and restate the provisions of that certain Amended and Restated Registration Rights Agreement, dated as of September 30, 1997, as amended, by and among themselves and the Company (the "Amended Rights Agreement") and to grant the rights set forth herein to the Series H Warrantholders upon their exercise of the warrants to purchase the Company's Series H Preferred Stock.

     Now, Therefore, in consideration of the foregoing recital and the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

                                   Agreement

1.   Definitions.

     (a)  The term "Act" means the Securities Act of 1933, as amended.

     (b) The term "Holder" means any Rights Holder or Series H Warrantholder holding Registrable Securities (and any person holding Registrable Securities to whom the registration rights have been transferred pursuant to Section 11 hereof).

     (c) The term "Initiating Holders" means any Holder or Holders who in the aggregate possess more than 50% of the Registrable Securities (including securities convertible or exercisable into Registrable Securities) then in existence.

     (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of the effectiveness of such registration statement.

     (e) The term "Registrable Securities" means (i) the Common Stock issued or issuable pursuant to (A) the conversion of the shares of the Company's Series A, Series B, Series C, Series D, Series E, or Series F, or Series G Preferred Stock or (B) stock issuable upon exercise or conversion of the warrants to purchase Common Stock to the holders thereof as identified on Exhibit A attached hereto or stock issuable upon exercise or conversion of warrants to purchase Series H Preferred Stock to the Series H Warrantholders (collectively, the "Warrants") and (ii) any Common Stock of the Company issued or issuable in respect of such Common Stock or other securities issued or issuable pursuant to the conversion of such shares of Series A, Series B,

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Series C, Series D, Series E, Series F, Series G or Series H Preferred Stock or
exercise or conversion of the Warrants upon any stock split, stock dividend, recapitalization, or similar event, or any Common Stock otherwise issued or issuable with respect to such shares of Common Stock, Series A, Series B, Series C, Series D, Series E, Series F, Series G or Series H Preferred Stock or the Warrants (the "Conversion Stock"). Notwithstanding anything set forth above, the above described securities shall not be treated as Registrable Securities if and so long as they (A) have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) have been sold pursuant to Rule 144 promulgated under the Act in a transaction exempt from the registration and prospectus delivery requirements of the Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, or (C) for purposes of Section 2, are available for sale in the opinion of counsel to the Company pursuant to Rule 144 in a transaction exempt from the registration and prospectus delivery requirements of the Act.

     (f) The term "SEC" means the Securities and Exchange Commission or any successor agency thereto.

2.   Requested Registration.

     (a) In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to at least 40% of such Initiating Holders' shares of Registrable Securities (or any lesser number of shares if the anticipated aggregate offering price would exceed $5,000,000), the Company will:

          (1) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

          (2) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirement or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after such Holder or Holders received the written notice from the Company provided for in Section 2(a)(1) above;

     provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2:

              (i) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

              (ii) Prior to the earlier of (i) December 31, 1996, or (ii) six months after the effective date of the Company's first registered public offering of its stock;

              (iii) During the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively applying in good faith all reasonable efforts to cause such registration statement to become effective;

              (iv) After the Company has effected one such registration pursuant to this Section 2(a), and such registration has been declared or ordered effective (subject to Section 2(b) below); or

              (v) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed at such time, then the Company's obligation to register, qualify or comply under this Section 2 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from the Initiating Holders.

     Subject to the foregoing clauses, the Company shall file a registration statement covering the Registrable Securities so required to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.

     (b) In the event that a registration pursuant to Section 2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2(a)(1). In such event, the right of any Holder to registration pursuant to Section 2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders, and (i) shares which are not Registrable Securities (or convertible into Registrable Securities) shall first be excluded from the registration and underwriting and (ii) if such exclusion is insufficient, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing of the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provision, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the above, such registration shall not count as the one permitted registration pursuant to
Section 2(a) above if the

Holders are unable to register at least 90% of the Registerable Securities requested to be registered.

     If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

3.   Company Registration.

     (a) If at any time, or from time to time, the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, (ii) a registration on Form S-4 relating solely to an SEC Rule 145 transaction, (iii) a registration of convertible debt securities or
(iv) a registration on any other form (other than Form S-l, S-3, S-7 or S-18) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

           (1)  promptly give to each Holder written notice thereof; and

           (2) include in such registration (and any related qualification under blue sky law or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in any written request or requests by any Holder or Holders received by the Company within fifteen (15) days after such written notice is given on the same terms and conditions as the Common Stock, if any, otherwise being sold through the underwriters in such registration.

     (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a). In such event the right of any Holder to registration pursuant to this
Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting (together with the Company and the other holders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

     (c) Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may limit the Registrable Securities or other securities to be included in the registration, provided that in all registrations other than the initial public offering, the number of Registrable Securities to be included in the registration may not be reduced to less than 25% of the total number of shares to be registered. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and (i) shares which are not Registrable Securities (or convertible into Registrable Securities) shall first be excluded from the registration and underwriting and (ii) if such exclusion is insufficient, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by such Holders at the time of filing of the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. The Company shall advise all Holders of shares which would otherwise be registered and underwritten pursuant hereto of any such limitations, and the number of shares of Registrable Securities that may be included in the registration. If any Holder or holder disapproves of the terms of any such underwriting, such Holder or holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such shorter period of time as the managing underwriter may require.

     (d) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to register securities in such registration.

4.   Registration on Form S-3.

     (a) If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts offered to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdiction as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 4 in any six month period. The substantive provisions of Section 4(b) shall be applicable to each registration initiated under this Section 4.

     (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4:

           (1) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act;

           (2) if the Company, within ten days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within 90 days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

           (3) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date six months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

          (4) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 180 days from the receipt of the request to file such registration by such Holder; or

          (5) after the Company has effected four registrations pursuant to this Section 4.

5. Expense of Registration. All expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2 or 3 and in connection with one registration pursuant to Section 4, including, without limitation, all registration, filing and qualification fees, reasonable fees and disbursements of one counsel for the selling stockholders, printing expenses, escrow fees, fees and disbursements of counsel for the Company, accounting fees and expenses, and expenses of any special audits incidental to or required by such registration, shall be borne by the Company; provided, however, that the Company shall not be required to pay stock transfer taxes or underwriters' fees, discounts or commissions relating to Registrable Securities.

6. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Registrable Securities under the Act, the Company will, as expeditiously as possible:

     (a) Prepare and file with the SEC a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for such period as may be necessary to permit the successful marketing of such securities but not exceeding 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs.

     (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Act, and to keep such registration statement effective for the period of time specified in Section 6(a) above.

     (c) Furnish to each Holder participating in the registration such number of prospectuses and preliminary prospectuses in conformity with the requirement of the Act, and such other documents, as such selling Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

     (d) Use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each such selling Holder shall reasonably request and do any and all other acts and things which may be necessary or desirable to enable such Holder to consummate the public sale or other disposition in such jurisdictions, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or file a general consent to service of process in any such jurisdictions unless the Company is already subject to service in such jurisdictions and except as may be required by the Act.

     (e) Notify each Holder covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing and, at the request of any such Holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchaser of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing.

7.   Indemnification.

     (a) The Company agrees to indemnify and hold harmless each Holder with respect to which a registration statement has been filed under the Act pursuant to this Agreement, each of such Holder's partners, trustees, officers and directors, and other agents, each underwriter of any of the Registrable Securities included in such registration statement, and each person, if any, who controls any such Holder or underwriter within the meaning of the Act (hereinafter collectively referred to as the "Holder-Underwriters"), as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Holder-Underwriter expressly for use in such registration statement (or any amendment thereto) or such preliminary prospectus or prospectus (or any amendment or supplement thereto);

          (2) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld); and

          (3) against any and all expense (including attorneys' fees) whatsoever reasonably incurred, as incurred, in investigating, preparing, settling (with the consent of the Company, which consent shall not be unreasonably withheld) or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective, or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

     In no case shall the Company be liable under this indemnity agreement with respect to any loss, liability, claim, damage or expense with respect to any claim made against any Holder-Underwriter unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, provided that the Company shall be liable under this indemnity agreement with respect to any such claim notwithstanding the lack of such notice within a reasonable time if such lack of notice does not prejudice the ability of the Company to defend such claim, and provided further that the failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. In case of any such notice, the Company shall be entitled to participate at its expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense, such defense shall be conducted by counsel chosen by it and approved by the Holder-Underwriter(s) and other defendant or defendants, if any, in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any such suit and retain such counsel, the Holder-Underwriter(s) and other defendant or defendants, if any, in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them; provided, however, that the Company shall bear the expense of independent counsel for the Holder-Underwriter(s) if the Holder-Underwriter(s) reasonably determine that representation of it or them and the Company by the same counsel would be inappropriate due to actual or potential conflicts of interest.

     (b) Each Holder severally, and not jointly, agrees that it will indemnify and hold harmless the Company, each officer and director of the Company, each person, if any, who controls the Company within the meaning of the Act, each underwriter of Registrable Securities included in any registration statement which has been filed under the Act pursuant to this Agreement, each person, if any, who controls such underwriter within the meaning of the Act, each other Holder, each of such other Holder's partners, officers and directors, and each person controlling such other Holder within the meaning of the Act against any and all loss, liability, claim, damage and expense, as incurred, described in clauses (a)(1) through (a)(3), inclusive, of this Section 7, but only with respect to statements or omissions, or alleged statements or omissions, made in such registration statement (or any amendment thereto) or any preliminary prospectus or prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in such registration statement (or any amendment thereto) or such preliminary prospectus or prospectus (or any amendment or supplement thereto). In any event, the liability of each Holder hereunder shall be limited to the net proceeds received by the Holder pursuant to the registration.

In case any action shall be against the Company or any person so indemnified pursuant to the provisions of this Subsection (b) and in respect of which indemnity may be sought against any Holder, the Holders from whom indemnity is sought shall have the rights and duties given to the Company, and the Company and the other persons so indemnified shall have the rights and duties given to the person entitled to indemnification, by the provisions of Subsection (a) of this Section 7.

     (c) The obligations of the Company and Holders under this Agreement shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

8. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, and the distribution proposed by such Holder or Holders, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

9. Sale Without Registration. If at the time of any transfer of any Registrable Securities, such Registrable Securities shall not be registered under the Act, the Company may require, as a condition of allowing such transfer, that the Holder or transferee furnish to the Company (i) such information as is necessary in order to establish that such transfer may be made without registration under the Act, and (ii) (if the transfer is not made in compliance with Rule 144 other than a transfer not involving a change in beneficial ownership or a pro rata distribution by a partnership to its partners) at the expense of the Holder or transferee, an opinion of counsel satisfactory to the Company in form and substance to the effect that such transfer may be made without registration under the Act; provided that nothing contained in this Section 9 shall relieve the Company from complying with any request for registration, qualification, or compliance made pursuant to the other provisions of this Agreement.

10. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Act, at all times after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public;

     (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended; and

     (c) Furnish the Holder forthwith upon request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Holders of any rule or regulation of the SEC permitting the sale of any such securities without registration.

11. Transfer of Registration Rights. The rights to cause the Company to register securities granted by the Company under Section 2 may be assigned in writing by any Holder (a) to any transferee or assignee of Registrable Securities which controls, is controlled by or is under common control with such Holder or which is already a Holder of Registrable Securities, (b) to a partner of the Holder or to any other transferee or assignee of not less than 200,000 shares of the Registrable Securities (as appropriately adjusted from time to time for stock splits and the like), or (c) to any other transferee or assignee of all shares of Registrable Securities held by such Holder if transferred to a single entity; provided, that such transfer may otherwise be effected in accordance with applicable securities laws; and provided further, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further, that immediately following such transfer, the further disposition of such securities by such transferee or assignee is restricted under the Act.

12. Market Stand-off Agreement. The Holders, if requested by the Company and an underwriter of Common Stock (or other securities) of the Company, shall agree not to sell or otherwise transfer or dispose of any securities held by the Holders during the 180 day period following the effective date of a registration statement of the Company filed under the Act provided that:

     (a) such agreement shall only apply to the first such registration statement of the Company including shares of Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

     (b) all Holders holding more than one percent of the outstanding Common Stock, all officers and directors of the Company and all other holders of registration rights of the Company (whether or not pursuant to this Agreement) enter into similar agreements. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of said 180 day period.

13. Modification Agreement. Effective upon the execution of this Agreement by the Company and the record Holders of a majority of the Registrable Securities outstanding immediately prior to the execution of this Agreement, the September 1996 Rights Agreement shall be null and void and superseded in its entirety by the terms, conditions, provisions, rights and obligations set forth in this Agreement. The parties to such prior Agreement forever release, waive and disclaim any and all rights under such prior Agreement. The parties hereto further agree that this Agreement constitutes the full and entire understanding and agreement between the Company, the Warrantholders and the Rights Holders with regard to the subjects hereof. Any previous agreement, written or oral, relative to the subject matter hereof is superseded by this Agreement.

14. Waiver. The Rights Holders hereby waive on behalf of all Rights Holders any rights to notice or to acquire shares of the Company's Series H Preferred Stock and any Common Stock issuable upon conversion of such Series H Preferred Stock to which they may be entitled, including but not limited to those rights provided in Section 6.4 of the Series A Preferred Stock Purchase Agreement, dated December 18, 1991, among the Company and the Purchasers thereunder;
Section 6.4 of the Series B Preferred Stock Purchase Agreement, dated June 16, 1992, among the Company and the Purchasers thereunder; Section 6.4 of the Series C Preferred Stock Purchase Agreement, dated March 23, 1993, among the Company and the Purchasers thereunder; Section 6.4 of the Series D Preferred Stock Purchase Agreement, dated January 5, 1994, between the Company and the Purchasers thereunder; Section 6.4 of the Series D Preferred Stock Purchase Agreement, dated February 28, 1994, between the Company and the Purchaser thereunder;
Section 6.4 of the Series E Preferred Stock Purchase Agreement, dated February 20, 1995, and Section 6.4; the Series F Preferred Stock Purchase Agreement, dated September 20, 1996; and the Amended Rights Agreement; and waive any other rights they may have as necessary to permit the issuance of any shares of Series H Preferred Stock and of the Common Stock issuable upon conversion of such shares of such Series H Preferred Stock.

15.  Miscellaneous.

     15.1 Waivers and Amendments.

          (a) With the written consent of the record Holders of a majority of the Registrable Securities then outstanding, the obligations of the Company and the rights of the Holders of the Registrable Securities under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing.

          (b) Notwithstanding anything herein to the contrary, the parties agree that the Company may amend this Agreement at any time after the date hereof, without obtaining the consent of any Holder, to add as parties to this Agreement
(i) any holders of warrants to purchase up to an aggregate of 10,000 shares of the Company's Series E Preferred Stock and (ii) Mercury Group Limited as a holder of a warrant or warrants to purchase up to an aggregate number of shares of the Company's Common Stock that is equal to five percent (5%) of the equity securities or interests issued, conferred or granted in connection with the Series F Preferred Financing pursuant to the terms and conditions of that certain letter agreement, dated August 21, 1996, between Mercury Group Limited and the Company. Any persons so added to this Agreement shall become "Holders" and "Rights Holders" under this Agreement, and shares of Common Stock issuable upon conversion of or otherwise with respect to shares of Series E Preferred Stock or Common Stock, as applicable, issuable upon exercise of such warrants shall be "Registrable Securities" under this Agreement.

     15.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

     15.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executor and administrator of the parties hereto.

     15.4 Entire Agreement. This Agreement constitutes the full and entire understanding and Agreement between the parties with regard to the subject matter hereof and terminates and supersedes in its entirety the Amended Rights Agreement.

     15.5 Severability of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     15.6 Title and Subtitles. The titles of the Sections and Subsection of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     15.7 Notice. Any notice or report required in this Agreement or permitted to be given shall be given in writing and shall be deemed effective upon personal delivery (including delivery by messenger or by overnight courier or delivery service) or four (4) days after deposit in the United States certified or registered mail, postage prepaid and return receipt requested and addressed
(i) if to a Rights Holder, at such Rights Holder's address set forth in the Company's records, or at such other address as such Rights Holder shall have furnished to the Company in writing, or (ii) if to a Series H Warrantholder, at the address as set forth on Exhibit B, or at such other address as the Series H Warrantholder shall have furnished to the Company in writing, or (iii) if to the Company, to its address as set forth below and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Holders.

     15.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     15.9 Attorneys' Fees. If any action at law or in equity is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which such prevailing party may be entitled.

     In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered this 15th day of August, 1999.

Company:                                 Rights Holder:

Tularik Inc.                              /s/ Rights Holder
                                         -----------------------------------



By: /s/ David V. Goeddel                 By:
   -------------------------                --------------------------------

Print Name: David V. Goeddel            Print Name:
           -----------------                       -------------------------

Title:
      ----------------------
Address:

     Two Corporate Drive
     South San Francisco, CA 94080

                      [Signature Page For Rights Holders]

     In Witness Whereof, the parties have caused this Agreement to be duly executed and delivered this 15th day of August, 1999.

                                   Series H Warrantholders:

                                   /s/ Series H Warrantholders
                                   ---------------------------

                                   By:------------------------

                                   Print Name:----------------


                 [Signature Page For Series H Warrantholders]

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT A
                          SCHEDULE OF RIGHTS HOLDERS

Name and Address                                                      Number of Shares of Preferred Stock
----------------
                                      Number of
                                      Shares of
                                       Common
                                       Stock
                                       -----     --------------------------------------------------------------------------------
                                                   Series A    Series B    Series C  Series D   Series E    Series F   Series G
                                                  ---------    --------    --------  --------   --------    -------    --------
Britannia Investments, LLC               20,000          --          --          --        --         --          --         --
1939 Harrison Street
Suite 412
Oakland, CA 94612

Slough Park Incorporated                 90,000          --          --          --        --         --          --         --
33 West Monroe Street
Suite 2610
Chicago, IL 60303

National Electrical Benefit Fund         90,000          --          --          --        --         --          --         --
1125 15th Street, N.W.
Suite 401
Washington, D.C. 20005

Genentech, Inc.                              --     700,000          --          --        --         --          --         --
460 Point San Bruno Blvd.
South San Francisco
Attn:  Gary Lyons

Mayfield VI                                  --   2,517,095     584,136     226,766        --         --          --         --
2200 Sand Hill Road
Menlo Park, CA 94025
Attn:  Grant Heidrich

Mayfield Associates                          --     120,000      27,848      10,811        --         --          --         --
2200 Sand Hill Road
Menlo Park, CA 94025
Attn:  Grant Heidrich

Name and Address                                                      Number of Shares of Preferred Stock
----------------
                                        Number of
                                        Shares of
                                         Common
                                         Stock
                                         -----   --------------------------------------------------------------------------------
                                                   Series A    Series B    Series C  Series D   Series E    Series F   Series G
                                                   --------    --------    --------  --------   --------    --------   --------
Mayfield Medical Partners                  --       362,905      84,219         32,694     --        --        --         --
2200 Sand Hill Road
Menlo Park, CA 94025
Attn:  Grant Heidrich

Thomas D. Kiley                            --       100,000      42,195             --     --        --        --         --
986 Baileyana Road
Hillsborough, CA 94010

Swanson Family Fund Ltd.                   --       100,000      42,195             --     --        --        --         --
120 Roblar
Hillsborough, CA 94010

Institutional Venture Partners V           --            --   1,184,494        266,216     --        --        --         --
3000 Sand Hill Road
Suite 2-290
Menlo Park, CA 94025
Attn: Samuel D. Colella

Institutional Venture Management V         --            --      18,038          4,054     --        --        --         --
3000 Sand Hill Road
Suite 2-290
Menlo Park, CA 94025
Attn: Samuel D. Colella

Medicus Venture Partners                   --            --     445,338        270,271     --        --        --         --
2180 Sand Hill Road
Suite 400
Menlo Park, CA 94025
Attn: John Reher

Frazier & Company L.P.                     --            --      10,377        118,341     --        --        --         --
1001 4th Avenue Plaza
Suite 4020
Seattle, WA 98154
Attn: Jon Gilbert

Name and Address                                                     Number of Shares of Preferred Stock
----------------
                                      Number of
                                      Shares of
                                       Common
                                       Stock
                                       -----     --------------------------------------------------------------------------------
                                                   Series A    Series B    Series C  Series D   Series E    Series F   Series G
                                                   --------    --------    --------  --------   --------    --------   --------
Comdisco, Inc.                          --              --      49,654                                --         --          --
6111 North River Road
Rosemont, Illinois 60018

Delphi BioVentures, II. L.P.            --              --          --      537,639        --         --         --          --
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA  94025
Attn:  Costa Sevastopoulos

Delphi BioInvestments, II. L.P.         --              --          --        2,902        --         --         --          --
3000 Sand Hill Road
Building 1, Suite 135
Menlo Park, CA  94025
Attn:  Costa Sevastopoulos

GC&H Investments                        --              --          --       13,514        --         --         --          --
c/o Cooley Godward LLP
One Maritime Plaza
20th Floor
San Francisco, CA  94111
Attn:  Jeanne Meyer

Andrew T. Ling,                         --              --          --        8,108        --         --         --          --
Fuhsi T. Ling (Trustees)
  FBO the Ling Family Trust
  TR UA February 28, 1990
1909 Via Coronel
Palos Verdes Estates, CA  90274

Shearson Lehman Brothers as             --              --          --        8,108        --         --         --          --
  IRA Custodian FBO
  Andrew T. Ling
500 Silver Spur Road
Rolling Hill Estates, CA  90274

Name and Address                                                           Number of Shares of Preferred Stock
----------------
                                              Names of
                                              Shares of
                                               Common
                                               Stock
                                               -----  -----------------------------------------------------------------------------
                                                            Series A   Series B   Series C  Series D  Series E  Series F  Series G
                                                            --------   --------   --------  --------  --------  --------  ---------
Richard H. Yen                                    --              --         --     67,567        --        --        --        --
Fukan T. Yen, Trustees,
  Yen Trust
83 Oak Ridge Road
Berkeley, CA  94705

Bin-Lun Ho and Fuhuan Tjian Ho                    --               --         --    42,000        --        --        --        --
  as Trustee(s) or Successor(s)
  in Trust, UTA
  dated September 14, 1983
231 Mistletoe Road
Los Gatos, CA  95030

Frank W. Tsai, Fuyun T. Tsai                      --              --         --     32,432        --        --        --        --
1842 Alpine Drive
San Marino, CA  91108

MLPF&S Custodian                                  --              --         --     50,000        --        --        --        --
  FBO T.Y. Hans Tjian (IRA Trustee)
290 Baldwin Avenue
San Mateo, CA  94401

Carol Tjian,                                      --              --         --     27,027        --        --        --        --
Herbert L. Kleinhenz
16371 Matilija Drive
Los Gatos, CA  95030

John N. Myers,                                    --              --         --     67,567        --        --        --        --
Jane Tjian Myers
50 Riverside Drive
New York, NY  10024

Kenneth Zimmerman                                 --              --         --     54,054        --        --        --        --
530 Seventh Avenue
New York, NY  10018

Name and Address
-------------------                                                         Number of Shares of Preferred Stock
                                               Names of
                                               Shares of
                                                Common
                                                Stock
                                                -------   -------------------------------------------------------------------------
                                                            Series A   Series B   Series C  Series D  Series E  Series F  Series G
                                                            --------   --------   --------  --------  --------  --------  ---------
Investment Enterprise Partnership "NIF 9"            --           --         --    136,000        --        --        --        --
Investment Enterprise Partnership "NIF 10-A"         --           --         --    135,000        --        --        --        --
Investment Enterprise Partnership "NIF 10-B"         --           --         --    135,000        --        --        --        --
Investment Enterprise Partnership "NIF 11"           --           --         --    135,000        --        --        --        --
c/o Nippon Investment & Finance Co., Ltd.
Daiwa Securities Kabuto cho Bldg. 2/F
1-9, Kayaba-cho 1-chome, Nihonbashi
Chuo-ku, Tokyo 103 JAPAN
Attn: Ms. Satoko Ishimura

Charter Ventures                                     --           --         --    135,135        --        --        --        --
525 University Ave., Ste. 1500
Palo Alto, CA  94301
Attn: Mr. David Lundberg

Nam-Hai Chua, Suat-Choo Pearl Chua                   --           --         --     45,946        --        --        --        --
32 Walworth Avenue
Scarsdale, NY  10583

Techno VI Nichimen Venture Capital                   --           --         --    135,000        --        --        --        --
 Investment Partnership
Diamond Plaza Bldg.
25, Ichibancho
Chiyoda-ku, Tokyo 102 JAPAN
Attn:  Mr. Ryuzo Kinoshita

Dr. Keiichi Itakura                                  --           --         --     27,027        --        --        --        --
766 Singing Wood Dr.
Arcadia, CA  91006

Singapore Bio-Innovations, Pte. Ltd.                 --           --         --    270,270        --        --        --        --
250 North Bridge Road
#24-00 Raffles City Tower
Singapore 0617
Attn:  Mr. Teoh Yong Sea

Name and Address                                                           Name of Shares of Preferred Stock
----------------
                                               Names of
                                              Shares of
                                               Common
                                               Stock
                                               -------   -------------------------------------------------------------------------
                                                           Series A   Series B   Series C  Series D  Series E  Series F  Series G
                                                           --------   --------   --------  --------  --------  --------  ---------
Artal Belgium S.A.                                  --           --         --    270,270        --        --        --        --
Aandorenstraat 1
3300 Tienen
Belgium

H&Q Healthcare Investors                            --           --         --    270,270        --        --        --        --
H&Q Life Sciences Investors                         --           --         --    135,135        --        --        --        --
50 Rowes Wharf
Boston, MA  02110-3328
Attn:  Mr. Paul Howard

Richmond Trust Company, Ltd.                        --           --         --     68,000        --        --        --        --
Euro-Canadian Center
Marlborough Street
Nassau, Bahamas
Attn:  Mr. John Burrows

Ann Fu-an Tjian Geis                                --           --         --    135,135        --        --        --        --
Gangolf Joseph Geis
Taurus Bldg., 13th Floor
21 A-B Granville Road
Kowloon Hong Kong

Richard M. Beleson                                  --           --         --      5,000        --        --        --        --
849 Union Street
San Francisco, CA  94133

Frazier Healthcare Investments, L.P.                --           --         --    405,406        --        --        --        --
1001 Fourth Avenue Plaza, Ste. 4020
Seattle, WA  98154
Attn:  Mr. Alan Frazier

Name and Address                                                          Name of Shares of Preferred Stock
----------------
                                               Names of
                                               Shares of
                                                Common
                                                Stock
                                               -------   -------------------------------------------------------------------------
                                                           Series A   Series B   Series C  Series D  Series E  Series F  Series G
                                                           --------   --------   --------  --------  --------  --------  --------
Vencap Holdings (1992) Pte. Ltd.                    --           --         --     67,567        --        --        --        --
c/o Government of Singapore Investment Corp.
255 Shoreline Drive, Suite 600
Redwood City, CA  94065
Attn:  Mr. Paul Chau

RS & Co. IV, L.P.                                   --           --         --    459,459        --        --        --        --
555 California Street
San Francisco, CA  94104
Attn:  Dr. M. Kathleen Behrens

Bayview Investors, Ltd.                             --           --         --     81,082        --        --        --        --
555 California Street
San Francisco, CA  94104
Attn:  Dr. M. Kathleen Behrens

Yamanouchi Pharmaceuticals Co., Ltd.                --           --         --         --   400,000        --        --        --
2-3-11 Nihonbashi-Honcho
Chuo-ku, Tokyo  103
Japan

Sumitomo Pharmaceuticals Co., Ltd.                  --           --         --         --        --   400,000                  --
2-8 Ooshomachi 2-chome, Chuo-ku
Osaka 541 Japan

Japan Tobacco Inc.                                  --           --         --         --        --        --   600,000        --
JT Bldg. 2-1, Toranomon 2-chome
Minato-ku, Tokyo 105
Japan

Ryco and Co.                                        --           --         --    165,676        --        --   500,000    79,291
Lombard Odier Zurich Ltd.
Toedistrasse 36
CH-8027 Zurich
Switzerland

Name and Address                                               Number of Shares of Preferred Stock
----------------
                                     Number of
                                     Shares of
                                     Common
                                     Stock
                                    ---------   ------------------------------------------------------------------------------------
                                                     Series A      Series B    Series C    Series D   Series E   Series F  Series G
                                                     --------      --------    --------    --------   --------   --------  --------
Svenska Handelsbanken Fonder AB           --               --            --          --          --         --    145,100        --
Blaisieholmtorg 12
S-10670 Stockholm
Sweden

Thomas E. Lundeen, M.D.                   --               --            --          --          --         --     25,000        --
18 Carriage Square
Waco, TX  76708

M. Wayne Falcone, M.D.                    --               --            --          --          --         --     25,000        --
14 Sugar Creek Place
Waco, TX  76712

Dean Witter Reynolds Custodian            --               --            --          --          --         --     10,000        --
For Eric F. Gould
10 Mirrielees Road
Great Neck, NY  11021

Eric F. Gould M.D.                        --               --            --          --          --         --     40,000        --
10 Mirrielees Road
Great Neck, NY  11021

Dr. Juerg (George) F. Geigy               --               --            --          --          --         --     25,000        --
Elisabethenstrasse 44
4051 Basel
Switzerland

Alberville Investments Limited            --               --            --          --          --         --    250,000   146,343
2nd Floor, Queen's House
Don Road
St. Helier, Jersey
British Virgin Islands

Name and Address                                             Number of Shares of Preferred Stock
----------------
                                    Number of
                                    Shares of
                                    Common
                                    Stock
                                    ---------   ------------------------------------------------------------------------------------
                                                     Series A      Series B    Series C    Series D   Series E   Series F  Series G
                                                     --------      --------    --------    --------   --------   --------  --------
Claus Stenbaek                            --               --            --          --          --         --      1,500        --
C/o Rakerise LTD
22 A Ives Street
London SW3 2ND
England

Pharma/wHealth Fund                       --               --       100,000          --          --         --    100,000        --
Mehta and Isaly Asset Management,
Inc.
On behalf of: Eaton Vance
Worldwide Health
41 Madison Avenue, 40th Floor
New York, NY  10010

Eaton Vance Worldwide Health              --               --       120,000          --          --         --     80,000        --
Sciences Fund
Mehta and Isaly Asset Management,
Inc.
O/b/o Eaton Vance Worldwide
Health Sciences F
41 Madison Avenue, 40th Floor
New York, NY  10010

Heritage Finance & Trust Company          --               --            --          --          --         --     51,000        --
12 Cours des Bastions
P.O. Box 3341
1211 Geneva-3
Switzerland

Pedar Wallenberg                          --               --            --          --          --         --     50,000        --
C/o Rakerise Ltd.
22A Ives Street
London SW3 2ND
England

Name and Address                                             Number of Shares of Preferred Stock
----------------
                                     Number of
                                     Shares of
                                     Common
                                     Stock
                                    ---------   ------------------------------------------------------------------------------------
                                                     Series A      Series B    Series C    Series D   Series E   Series F  Series G
                                                     --------      --------    --------    --------   --------   --------  --------
Verdad S.A.                               --               --            --          --          --         --    100,000    60,000
Calle Aquilino de la Guardia 8
Panama R.P.

Wasa Hjarnfond                            --               --            --          --          --         --     15,000        --
WASA Insurance
Lastmakargatan 10
173 81 Stockholm
Sweden

Security Pacific Finance, Ltd.            --               --            --          --          --         --     30,000        --
c/o C.E. Le Bachelet
P.O. Box 79
La Plaiderie
St. Peter Port
Guernsey, Channel Islands GY1 3DQ

S-E-Banken Fonder AB                      --               --            --          --          --         --    250,000        --
ST R2 S-10640
Stockholm
Sweden

Quaestus SA                               --               --            --          --          --         --     50,000        --
38A Route de Malagnou
CH-1208 Geneve
Switzerland

Pharma Vision 2000 AG                     --               --            --          --          --         --  3,280,000 5,000,000
Spielhof 3
8750 Glarus
Switzerland

Celox S.A.                                --               --            --          --          --         --    100,000        --
7 Place Flagey - Box 17
B - 1050 Brussels
Belgium

Name and Address                                              Number of Shares of Preferred Stock
----------------
                                 Number of
                                 Shares of
                                    Common
                                     Stock
                                     -----  --------------------------------------------------------------------------------------
                                               Series A      Series B    Series C    Series D    Series E     Series F    Series G
                                               --------      --------    --------    --------    --------     --------    --------
Aragon Fondkommission                   --           --            --          --          --          --       50,000          --
Box 7794
103 96 Stockholm
Sweden

Stena Forvaltning AB                    --           --            --          --          --          --      100,000          --
Danish Terminal
S-405 19 Gothenburg
Sweden

S-E-Banken Luxembourg S.A.              --           --            --          --          --          --       50,000          --
c/o Swiss American Securities,
Inc.
100 Wall Street
New York, NY  10005

Lisa och Johan Gronbergs Stiftelse      --           --            --          --          --          --        1,500          --

Stiftelsen Konung Gustaf V              --           --            --          --          --          --        3,000          --
Jubileumsfond

Svenska Sallskapet for                  --           --            --          --          --          --        3,000          --
Medicinsk Forskning

H M Konungen                            --           --            --          --          --          --        7,500          --

Hovstaternas Gratialkassa               --           --            --          --          --          --        3,000          --

Stiftelse Borgarrattsfonderna           --           --            --          --          --          --        3,000          --

Stiftelsen Gallierafonden               --           --            --          --          --          --        3,000          --

Konung Gustaf VI Adolfs fond for        --           --            --          --          --          --        3,000          --
svensk Kultur

konungens Hospitalfond                  --           --            --          --          --          --        1,500          --

Estrid Ericssons Stiftelse              --           --            --          --          --          --        1,500          --

Name and Address                                             Number of Shares of Preferred Stock
----------------
                                    Number of
                                    Shares of
                                       Common
                                        Stock
                                        -----  ------------------------------------------------------------------------
                                                   Series A  Series B  Series C  Series D  Series E  Series F  Series G
                                                   --------  --------  --------  --------  --------  --------  --------
Gunnar Ekstroms Stiftelse for              --            --        --        --        --        --     1,500        --
nummismatik

Incentive Investment (Jersey) Ltd.         --            --   495,000        --        --        --   200,000        --
c/o Mesco Ltd.
122 East 42nd Street
49th Floor
New York, NY  10168

Mrs. William McCormick Blair Jr.           --            --        --        --        --        --        --     2,000
c/o Jerry Levis
2510 Foxhall Road
Washington, DC 20007

Mr. Kevin Dann                             --            --        --        --        --        --        --    10,000
3604 Euclid Ave.
Highland Park, TX 75205

Walter V. and Barbara L. Goeddel           --            --        --        --        --        --        --     2,000
16865 Saint James Drive
Poway, CA 92064-1137

Mrs. Ann B. Marks                          --            --        --        --        --        --        --     5,000
4000 North Stanton
El Paso, TX 79902

Mr. J. Alan Marks                          --            --        --        --        --        --        --    15,000
240 Valley High S.W.
Albuquerque, NM 87105

Hare & Co.                                 --            --    15,800        --        --        --   112,900        --
c/o The Bank of New York
P.O. Box 11203
Attn: Betty Gorecki
New York, NY 10249

Svenska Handelsbanken Stockholm            --            --   142,600        --        --        --        --        --

Name and Address                                                   Number of Shares of Preferred Stock
----------------
                                   Number of
                                   Shares of
                                      Common
                                       Stock
                                       -----  ------------------------------------------------------------------------------------
                                                 Series A      Series B    Series C    Series D    Series E   Series F    Series G
                                                 --------      --------    --------    --------    --------   --------    --------
Credit Agricole Indosuez Lausanne                      --            --          --      10,000          --         --          --
46-48 Chemin De Beree
Lausanne 1010
Switzerland

Odyssey Ventures Partners, L.P.                        --            --          --      67,568          --         --          --
c/o Bermuda Commercial Building
44 Church Street
Hamilton HM 12
Bermuda

Cudd & Co.                                             --            --          --          --     400,000         --          --
c/o The Chase Manhattan Bank, N.A.
4 New York Plaza, 11th Floor
Attn: Legal Transfer Unit
New York, NY 10004

              AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

                                   Exhibit B

                      SCHEDULE OF SERIES H WARRANTHOLDERS





                                                          No. of Shares
                                                           of Series H
Name and Address                                         Preferred Stock
----------------                                         ---------------

Slough Estates USA Inc.                                      125,613
33 West Monroe Street, Suite 2000
Chicago, IL 60603
Attn: Randall Rohner

Bristow Investments, L.P.                                     11,166
Attn: Robert Bristow
1939 Harrison St., Suite 715
Oakland, CA 94612

Laurence Shushan and Magdalena                                 2,791
Shushan, Trustees, The Laurence and
Magdalena Shushan Family Trust, under
Agreement dated October 8, 1997
1939 Harrison St., Suite 715
Oakland, CA 94612